EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2017, of our report dated April 21, 2016 on the consolidated financial statements of Lakeland Industries, Inc. and Subsidiaries as of January 31, 2016 and for the year then ended, into the Company’s Registration Statements on Form S-8 (No. 333-144870, No. 333-176733, No. 333-183882 and No. 333-205836) and Form S-3 (No. 333-216943 and No. 333-200422).

/s/ Mazars USA LLP (formerly WeiserMazars LLP)
New York, New York
April 25, 2017